UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2015

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 3, 2015, Ciena Corporation, a Delaware corporation (“Ciena”), Neptune Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Ciena (“Merger Sub”), and Cyan, Inc., a Delaware corporation (“Cyan”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Cyan (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. Cyan will survive the Merger as a wholly owned subsidiary of Ciena. Immediately following the consummation of the Merger, Cyan, as the surviving corporation of the Merger, will merge with and into Ciena (the “Second Step Merger” and together with the Merger, the “Transaction”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.0001 per share, of Cyan (the “Cyan Shares”) issued and outstanding immediately prior to the effective time of the Merger (other Cyan treasury stock, shares owned directly by Ciena or any wholly owned subsidiary of Cyan or Ciena and shares owned by Cyan stockholders who have exercised their appraisal rights under Delaware law) will be converted into the right to receive merger consideration having a value at closing of 0.224 (“Aggregate Exchange Ratio”) shares of Ciena Common Stock, determined as follows: (i) a number of shares of validly issued, fully paid and nonassessable shares of Ciena Common Stock equal to the product of the (A) Aggregate Exchange Ratio multiplied by (B) 0.89 (such product, the “Stock Consideration”); (ii) an amount of cash, without interest, equal to the product of (A) the Aggregate Exchange Ratio multiplied by (B) 0.11 multiplied by (C) the volume weighted average price per share of Ciena Common Stock on the New York Stock Exchange on the last trading day immediately prior to the Closing (such product, the “Cash Consideration”); and (iii) any cash paid in lieu of fractional shares of Ciena Common Stock (collectively, the “Merger Consideration”). Ciena plans to pay the Cash Consideration portion of the Merger Consideration from cash on hand. No consideration will be issued in the Second Step Merger.

The Merger Agreement contains customary representations and warranties of Cyan, Ciena and Merger Sub. Additionally, the Merger Agreement contains customary pre-closing covenants, including covenants requiring Cyan (i) to use reasonable best efforts to cause the consummation of the transactions contemplated by the Merger Agreement, (ii) to conduct its business in the ordinary course consistent with past practice and (iii) to refrain from taking certain actions without Ciena’s consent. In addition, the Merger Agreement requires that Cyan covenant to not solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and that Cyan covenant to, subject to certain exceptions, recommend that Cyan’s stockholders adopt the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including, among others, customary conditions relating to the adoption of the Merger Agreement by the requisite vote of Cyan’s stockholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

Prior to the adoption of the Merger Agreement by Cyan’s stockholders, Cyan’s Board of Directors may not, unless first complying with certain conditions set forth in the Merger Agreement and in response to an Intervening Event or a Superior Proposal (as such terms are defined in the Merger Agreement), (i) withdraw, modify or qualify its recommendation that Cyan’s stockholders adopt the Merger Agreement, (ii) recommend any Takeover Proposal (as defined in the Merger Agreement), (iii) publicly take a neutral position or no position with respect to a Takeover Proposal at any time beyond ten business days after the first public announcement of such Takeover Proposal, (iv) fail to publicly reaffirm its recommendation that Cyan’s stockholders adopt the Merger Agreement within five business days of a written request by Ciena to make such public reaffirmation or (v) make any public statement in connection the meeting of Cyan’s stockholders that is inconsistent with its recommendation that Cyan’s stockholders approve the Merger Agreement (collectively, an “Adverse Recommendation Change”).

The Merger Agreement also provides for certain mutual termination rights of Ciena and Cyan, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by November 30, 2015. Either party may also terminate the Merger Agreement if an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger shall become final and non-appealable, if the requisite Cyan stockholder approval has not been obtained at the meeting of Cyan’s stockholders or if the other party shall have breached any representations and warranties made in, or obligations under, the Merger Agreement and such breach would cause a failure of the other party’s conditions to close the Merger. In addition, Ciena may terminate the Merger Agreement if the Cyan Board of Directors makes an Adverse Recommendation Change, and Cyan may terminate the Merger Agreement if the Cyan Board of Directors makes an Adverse Recommendation Change in respect of a Superior Proposal and substantially simultaneously with such termination enters into a definitive agreement with respect to such Superior Proposal, in each case prior to the Cyan stockholder approval having been obtained.

Under certain circumstances, including if the Merger Agreement is terminated by Ciena as a result of the Cyan Board of Directors failing to recommend the Merger to the Cyan stockholders or making an Adverse Recommendation Change or by Cyan as a result of the Cyan Board of Directors making an Adverse Recommendation Change in respect of a Superior Proposal and substantially simultaneously with such termination entering into a definitive agreement with respect to such Superior Proposal, in each case prior to the Cyan stockholder approval having been obtained, Cyan shall be obligated to pay Ciena a termination fee equal to $15 million (the “Termination Fee”). The termination fee is also payable if, after a Takeover Proposal is made, the Cyan stockholders fail to approve the Merger or certain other events occur under which the Merger Agreement is terminated, and Cyan subsequently enters into an agreement in respect of a Takeover Proposal within 12 months of termination of the Merger Agreement. Cyan shall also be obligated to pay Ciena an expense reimbursement of up to $2 million if a Takeover Proposal is made and the Cyan stockholders fail to approve the Merger or certain other events occur under which the Merger Agreement is terminated (which will be credited against any Termination Fee that may be subsequently paid).

On May 3, 2015, concurrently with the execution of the Merger Agreement, Ciena entered into voting agreements (the “Voting Agreements”) with certain of Cyan’s directors, executive officers and principal stockholders (collectively, the “Principal Stockholders”), who together hold approximately 40% of the currently outstanding Cyan Shares. Pursuant to the Voting Agreements, each Principal Stockholder agreed, among other things, to vote all of its shares in favor of the Merger Agreement and the transactions contemplated thereby, and against any Takeover Proposal or other action that would impede the consummation of the Transaction.

The Voting Agreements further provide that, in the event the Board of Directors of Cyan effects (and does not withdraw) an Adverse Recommendation Change with respect to an Intervening Event, the obligation of the Principal Stockholders shall be modified such that the Principal Stockholders shall only be required to collectively vote, on a pro rata basis, an aggregate number of Cyan Shares equal to 35% of the total voting power of the outstanding capital stock of Cyan as of the record date for the meeting to approve the Transaction at which such vote is taken.

The Principal Stockholders further agreed, subject to certain exceptions, not to transfer or convert their Cyan Shares during the term of the Voting Agreement. The Voting Agreements will terminate upon the earlier of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) mutual written agreement of the parties to terminate the applicable Voting Agreement, and any Cyan Shares voted by them in excess of that amount will be voted in proportion with the Cyan Shares voted by all other shareholders.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby and the Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the form of Voting Agreement, which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Cyan, Ciena and Merger Sub. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating risk if those statements prove to be inaccurate, (ii) may have been qualified by disclosures that were made by one party to the other party, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Item 2.02 – Results of Operations and Financial Condition.

On May 4, 2015, Ciena held a conference call to announce the Merger Agreement and the Transaction and to present certain preliminary financial results for its second quarter ended April 30, 2015. A transcript of the call is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Item 8.01 – Other Events.

On May 4, 2015, Ciena issued a press release announcing it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3, and is incorporated by reference herein.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Ciena Corporation (“Ciena”) or Cyan, Inc. (“Cyan”), the management of either such company or the proposed transaction between Ciena and Cyan, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Ciena and Cyan undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the networking industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Ciena and Cyan have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) Ciena and Cyan may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Ciena and Cyan or such integration may be more difficult, time-consuming or costly than expected; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Ciena and Cyan. Neither Ciena nor Cyan gives any assurance that either Ciena or Cyan will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Ciena and Cyan described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Ciena and Cyan on the date hereof, and neither Ciena nor Cyan assumes any obligation to update or revise any such forward-looking statements.

Additional Information and Where to Find It

This document relates to a proposed transaction between Cyan and Ciena, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by Ciena. This document is not a substitute for the registration statement and joint proxy statement/prospectus that Ciena will file with the SEC or any other documents that Cyan or Ciena may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cyan or Ciena through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus, once it is filed, from Cyan by accessing Cyan’s website at investor.cyaninc.com/investors/default.aspx or upon written request to ir@cyaninc.com.

Participants in Solicitation

Ciena, Cyan and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cyan’s stockholders in connection with the proposed transaction. Information regarding Cyan’s directors and executive officers is contained in the proxy statement for Cyan’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Cyan’s website at www.cyaninc.com. Information regarding Ciena’s executive officers and directors is contained in the proxy statement for Ciena’s 2015 Annual Meeting of Stockholders filed with the SEC on February 11, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Ciena’s website at www.ciena.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of May 3, 2015, among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc.

99.1	Form of Voting Agreement

99.2	Transcript of Conference Call held on May 4, 2015

99.3	Press Release of Ciena Corporation, dated May 4, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciena Corporation

Date: May 4, 2015	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 3, 2015, among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc.

99.1	Form of Voting Agreement

99.2	Transcript of Conference Call held on May 4, 2015

99.3	Press Release of Ciena Corporation, dated May 4, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.